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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 4, 2002

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                       Universal American Financial Corp.
             (Exact name of registrant as specified in its charter)

           New York                    0-11321                11-2580136
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(State or other jurisdiction      (Commission File       (IRS Employer
 of incorporation)                 Number)                Identification No.)


  Six International Drive, Suite 190, Rye Brook, New York           10573
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          (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (914) 934-5200
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Item 5. Other Events

     Universal American Financial Corp. (NASDAQ National Market: UHCO) ("Universal American" or "the Company") today announced that it completed a private placement of $15 million of thirty-year floating rate trust preferred securities (the "Capital Securities") through its newly formed Connecticut statutory trust, Universal American Statutory Trust I (the "Trust"). The Trust will have the right to call the Capital Securities at par after five years from the date of issuance. The proceeds from the sale of the Capital Securities, together with proceeds from the sale by the Trust of its common securities to the Company, were invested in Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company due 2032 (the "Junior Subordinated Debt"). Both the Capital Securities and the Junior Subordinated Debt have a floating rate, which resets quarterly, equal to the three-month LIBOR plus 4.00%, with a ceiling of 12.50% for the first five years. Currently, the interest rate on these securities is 5.42375%.

     The proceeds will be used for working capital purposes and to support the growth of our insurance subsidiaries.

     The Capital Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will only be offered and sold under an applicable exemption from registration requirements under the Securities Act. FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. served as placement agent for the Capital Securities.

     This document may contain some forward looking statements, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in the Company's SEC reports.


                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Universal American Financial Corp.


                                          /s/ Richard A. Barasch
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                                          By: Richard A. Barasch
                                          President and Chief Executive Officer

Date: December 9, 2002





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